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                              BOSTONFED BANCORP, INC.
                              17 New England Executive Park
                              Burlington, MA   01803


                                   Form 10-Q
                               June 30, 1996


Exhibit 11.  Statement re:  Computation of Per Share Earnings
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

                                                       Three Months Ended        Six Months Ended
                                                          June 30, 1996            June 30, 1996


                                                              (Dollars In Thousands, except
                                                                    per share amounts)
                                                                        (Unaudited)
Net income                                                  $1,124                    2,147

Weighted average common shares outstanding                   6,589,617                6,589,617

Common stock equivalents due to dilutive
 effect of stock options                                     None                     None

Unallocated ESOP shares                                      (453,429)                (453,429)

Unawarded shares in the 1996 Stock-Based Incentive Plan      (21,084)                 (21,084)

Total weighted average common shares and
equivalents outstanding                                      6,115,104                6,115,104

Primary earnings per share                                   $.18                     $.35

Total weighted average common shares and
 equivalents outstanding                                     6,115,104                6,115,104

Additional dilutive shares using ending
 period market value versus average market
 value for the period when utilizing the
 treasury stock method regarding stock options               N/A                      N/A


Total shares for fully diluted earnings per share            6,115,104                6,115,104


Fully diluted earnings per share                             $.18                     $.35
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